UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 2, 2008 (March 28, 2008)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-8226	74-2144774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10370 Richmond Ave., Suite 600
Houston, TX	77042
(Address of principal executive offices)	(Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment to Employment Agreements.
     On March 28, 2008, the company entered into amendments to the employment agreements of Messrs. Richards, Wehlmann and Jacob to (i) increase the lifetime maximum for continuation of medical and dental benefits from $1,000,000, which was the maximum provided under the company’s benefit plans, to $5,000,000, which is the amount currently provided under the Company’s benefit plans, and (ii) to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The company also entered into amendments to the employment agreements of Messrs. Crowley and Proffit to ensure compliance with Section 409A.
     The above description is qualified in its entirety by reference to the forms of amendments to the employment agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Amendment to Employment Agreement

10.2	Form of Amendment to Employment Agreement

10.3	Form of Amendment to Employment Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 2, 2008

GREY WOLF, INC.
/s/ DAVID W. WEHLMANN
David W. Wehlmann,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Form of Amendment to Employment Agreement

10.2	Form of Amendment to Employment Agreement

10.3	Form of Amendment to Employment Agreement